Exhibit 5.1

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209-3600

T 410.580.3000

F 410.580.3001

W www.dlapiper.com

July 12, 2019

EQUITY RESIDENTIAL

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Re:	Registration Statement on Form S-8
(Equity Residential 2019 Share Incentive Plan)

Ladies and Gentlemen:

We serve as special Maryland counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the sale and issuance of 11,331,958 (the “Shares”) common shares of beneficial interest, par value $0.01 per share, of the Company (“Common Shares”), covered by the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.    The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

2.    The Articles of Restatement of Declaration of Trust of the Company, as amended, supplemented and restated (the “Declaration”), certified as of the date hereof by the Secretary of the Company;

3.    The Eighth Amended and Restated Bylaws of the Company, as amended by the First Amendment to Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

EQUITY RESIDENTIAL

July 12, 2019

4.    Resolutions adopted by the Board of Trustees of the Company (the “Board Resolutions”) relating to the approval of the Equity Residential 2019 Share Incentive Plan (the “2019 Plan”), certified as of the date hereof by the Secretary of the Company;

5.    The 2019 Plan, certified as of the date hereof by the Secretary of the Company;

6.    A certificate of the State Department of Assessments and Taxation of Maryland (“SDAT”) as to the good standing of the Company, dated as of a recent date;

7.    A Certificate of Corporate Secretary executed by Scott J. Fenster, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated as of the date hereof; and

8.    Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In examining the Documents and expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4.    All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed by us are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.    The Company will issue the Shares in accordance with the Board Resolutions and the 2019 Plan and, prior to the issuance of any of the Shares, the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares.

EQUITY RESIDENTIAL

July 12, 2019

6.    The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Declaration) contained in the Declaration.

7.    As to all factual matters relevant to the opinions set forth below, we have relied upon the representations and warranties made in the Certificate of Corporate Secretary as to the factual matters set forth therein, which we assume to be accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.     The Shares have been duly authorized and, when issued and delivered in accordance with the Declaration, the Board Resolutions, the 2019 Plan and the applicable grant agreements utilized under the 2019 Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form S-8 and the rules and regulations promulgated under the Securities Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ DLA PIPER LLP (US)